Exhibit 23.2

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL COORPORATION

515 South 400 East, SUITE 100

SALT LAKE CITY, UTAH 84111

________________

PHONE (801) 328-2727 FAX (801) 328-1123

October 8, 2015

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our reports dated September 10, 2014, with the respect to the financial statements of May 31, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the year ended May 31, 2014, to be included in the filing of the Form S-1 of Music of Your Life, Inc. dated October 8, 2015.

Sincerely,

Pritchett, Siler & Hardy

Pritchett, Slier & Hardy, P.C.